EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Schedules First-Quarter 2019 Earnings Conference Call for May 2 and Provides Commodity Derivatives Update
TULSA, OK - April 16, 2019 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") will host a conference call on Thursday, May 2, 2019 to discuss its first-quarter 2019 financial and operating results. The Company also announces preliminary results for its commodity derivatives for first-quarter 2019 and its basic and diluted weighted-average shares outstanding.
First-Quarter 2019 Earnings Conference Call
Laredo plans to release first-quarter 2019 earnings on Wednesday, May 1, 2019 after the market close and the Company will host a conference call on Thursday, May 2, 2019 at 7:30 a.m. CT (8:30 a.m. ET) to discuss its first-quarter 2019 financial and operating results. Individuals who would like to participate on the call should dial 877.930.8286 (international dial-in 253.336.8309), using conference code 8489007 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." A telephonic replay will be available approximately two hours after the call on May 2, 2019 through Thursday, May 9, 2019. Participants may access this replay by dialing 855.859.2056, using conference code 8489007.
Commodity Derivatives Update & Weighted-Average Shares Outstanding
For the three months ended March 31, 2019, Laredo expects to report a loss on derivatives of approximately $48.4 million, including approximately $3.9 million net cash paid on settlements of matured derivatives and premiums paid. Basic and diluted weighted-average shares outstanding for first-quarter 2019 were approximately 230.476 million and 231.531 million, respectively.
Laredo records all derivatives on its balance sheet as either assets or liabilities measured at their estimated fair value. Laredo has not designated any derivatives as hedges for accounting purposes and Laredo does not enter into such instruments for speculative trading purposes. Gain (loss) on derivatives is reported under "Non-operating income (expense)" in Laredo's consolidated statement of operations.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties and the gathering of oil and liquids-rich natural gas from such properties, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

Forward-Looking Statements
This press release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future, including, but not limited to, the share repurchase program, which may be suspended or discontinued by the Company at any time, are forward-looking statements. The forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the increase in service costs, hedging activities, possible impacts of pending or potential litigation and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in other filings with the Securities Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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Contacts:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com

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